EXHIBIT 99.4

THE WARRANTS MAY NOT BE ASSIGNED OR TRANSFERRED BY THE WARRANT HOLDER, EXCEPT WITH THE COMPANY'S PRIOR WRITTEN CONSENT IN LIMITED CIRCUMSTANCES AS DESCRIBED HEREIN, AND IF SO REQUESTED BY THE COMPANY, THE DELIVERY BY THE WARRANT HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSFER OR ASSIGNMENT IS IN COMPLIANCE WITH THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

                                 EBANK.COM, INC.

                             STOCK WARRANT AGREEMENT

                           ____________________, 200__

WARRANT  HOLDER:____________________________  NO. OF SHARES:____________________

     THIS IS TO CERTIFY THAT, for good and valuable consideration received, ebank.com, Inc. (the "Company"), a Georgia corporation and the holding company for ebank (the "Bank"), hereby grants to the person identified above as the Warrant Holder warrants (the "Warrants") to purchase the number of shares set forth above. Such Warrants are granted on the following terms and conditions:

     1.     EXERCISE OF WARRANTS.  The Warrants granted in this Agreement may be
            --------------------
exercised in whole or in part at any time beginning on or after the date of this Agreement through the Expiration Date (defined below), subject to the restrictions and conditions set forth in this Agreement.

     (a)    EXERCISE PRICE.  The exercise price (the "Exercise Price") shall be
            --------------
            $____  per Share, subject to adjustment pursuant to Section 2 below.

     (b)    EXPIRATION OF WARRANT TERM. The Warrants will expire on the earlier
            ---------------------------
            of 5:00 p.m. Eastern Standard Time on the fifth anniversary of the date of this Agreement, or 30 days after the Company mails notice to the Warrant Holder that that the closing price of the Company's common stock equaled or exceeded $____ per shares for 20 consecutive trading days, and may not be exercised thereafter (the "Expiration Date");

     (c)    PAYMENT.  The  purchase  price  for Shares as to which the Warrants
            -------
            are being exercised shall be paid in cash, by wire transfer, by certified or bank cashier's check, or by personal check drawn on funds on deposit with the Bank, or by cashless exercise as set forth below.

     (d)    CASHLESS  EXERCISE.
            ------------------

            (i) In lieu of the payment of the Exercise Price, the Warrant Holder may propose to have the Company convert the Warrant, in whole or in part, into Shares of the Company as described below. The Company has complete discretion whether to permit the Warrant Holder to effect a cashless exercise. To effect a cashless exercise, the Warrant Holder shall request in writing that the Company deliver to the Warrant Holder (without payment by the Warrant Holder of any of the Exercise Price) and in accordance with this Section 1 that amount of Common Stock of the Company equal to the product of (x) the number of Shares as to which the Warrant is being exercised multiplied by (y) a fraction the numerator of which is the per Share Market Price (as defined herein) of the Common Stock less the Exercise Price then in effect and the denominator of which is the per Share Market Price (in each case adjusted for fractional shares as herein provided). The Company has no obligation to permit such cashless exercise under any circumstances, and shall notify the Warrant Holder within a reasonable time after delivery of the notice whether it will honor such request;

            (ii)  "Market  Price"  on  any date shall mean (i) the closing sales
                  -------------
                  price of the Common Stock, regular way, on such date on the national securities exchange having the greatest volume of trading in the Common Stock during the thirty-day period preceding the day the value is to be determined or, if such exchange was not open for trading on such date, the next preceding date on which it was open; (ii) if the Common Stock is not traded on any national securities exchange, the average of the closing high bid and low asked prices of the Common Stock on the over-the-counter market on the day such value is to be determined, or in the absence of closing bids on such day, the closing bids on the next preceding day on which there were bids; or (iii) if the Common Stock also is not traded on the over-the-counter market, the fair market value as determined in good faith by the Board based on such relevant facts as may be available to the Board, which may include opinions of independent experts, the price at which recent sales have been made, the book value of the Common Stock, and the Company's current and future earnings.

     (e)    METHOD OF EXERCISE.  The Warrants shall be exercisable by a written
            ------------------
            notice delivered to the President or Secretary of the Company which shall:

            (i) State the owner's election to exercise the Warrants, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate for such Shares is to be registered, and such person's address and tax identification number (or, if more than one, the names, addresses and tax identification numbers of such persons);

            (ii) Be signed by the person or persons entitled to exercise the Warrants and, if the Warrants are being exercised by any person or persons other than the original holder thereof, be accompanied by proof satisfactory to counsel for the Company of the right of such person or persons to exercise the Warrants; and

            (iii) Be  accompanied  by the originally executed copy of this Stock
                  Warrant  Agreement.

      (f)   PARTIAL  EXERCISE.  In  the  event  of  a  partial  exercise  of the
            -----------------
            Warrants, the Company shall either issue a new agreement for the balance of the Shares subject to this Stock Warrant Agreement after such partial exercise, or it shall conspicuously note hereon the date and number of Shares purchased pursuant to such exercise and the number of Shares remaining covered by this Stock Warrant Agreement.

      (g)   RESTRICTIONS  ON  EXERCISE. The Warrants may not be exercised (i) if
            --------------------------
            the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or banking laws or other law or regulation or (ii) unless the Company or the holder hereof, as applicable, obtains any approval or other clearance which the Company determines to be necessary or advisable from the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or any other state or federal banking regulatory agency with regulatory authority over the operation of Company or the Bank (collectively the "Regulatory Agencies"). The Company may require representations and warranties from the Warranty Holder as required to comply with applicable laws or regulations, including the Securities Act of 1933 and state securities laws.

     2.     ANTI-DILUTION;  MERGER.  If,  prior  to  the  exercise  of  Warrants
            ----------------------
hereunder, the Company (i) declares, makes or issues, or fixes a record date for the determination of holders of common stock entitled to receive, a dividend or other distribution payable on the Shares in shares of its capital stock, (ii) subdivides the outstanding Shares, (iii) combines the outstanding Shares, (iv) issues any shares of its capital stock by reclassification of the Shares, capital reorganization or otherwise (including any such reclassification or reorganization in connection with a consolidation or merger or and sale of all or substantially all of the Company's assets to any person), then the Exercise Price, and the number and kind of shares receivable upon exercise, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination, reclassification, reorganization, consideration, merger or sale.

     3.     VALID  ISSUANCE  OF  COMMON  STOCK.  The  Company possesses the full
            ----------------------------------
authority and legal right to issue, sell, transfer, and assign this Warrant and the Shares issuable pursuant to this Warrant. The issuance of this Warrant vests in the holder the entire legal and beneficial interests in this Warrant, free and clear of any liens, claims, and encumbrances and subject to no legal or equitable restrictions of any kind except as described herein. The Shares that are issuable upon exercise of this Warrant, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and non-assessable, and will be free of restrictions on transfer other than restrictions under applicable state and federal securities.

     4.     RESTRICTIONS ON TRANSFERABILITY. The Warrants may not be assigned or
            -------------------------------
transferred by the Warrant Holder without the Company's prior written consent and, if so requested by the Company, the delivery by the Warrant Holder to the Company of an opinion of counsel in form and substance satisfactory to the Company stating that such transfer or assignment is in compliance with the Securities Act of 1933 and applicable state securities laws.

     5.     COVENANTS  OF  THE  COMPANY.  During  the  term of the Warrants, the
            ----------------------------
Company  shall:

     (a) at all times authorize, reserve and keep available, solely for issuance upon exercise of this Warrant, sufficient shares of common stock from time to time issuable upon exercise of this Warrant;

     (b) on receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of any indemnity agreement or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, at its expense execute and deliver, in lieu of this Warrant, a new Warrant of like tenor; and

     (c) on surrender for exchange of this Warrant or any Warrant substituted therefor pursuant hereto, properly endorsed, to the Company, at its expense, issue and deliver to or on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the issuances of the number of shares of common stock issuable pursuant to the terms of the Warrant or Warrants so surrendered.

     6.     COVENANTS OF THE WARRANT HOLDER. The Warrant Holder understands that
            -------------------------------
this Warrant and the Common Stock issuable upon exercise of the Warrant may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933, or an exemption therefrom, that in the absence of an effective registration statement covering such shares or an available exemption from registration under the Securities Act of 1933, such shares must be held indefinitely, and that the certificates representing the Shares will bear a legend to this effect. The holder understands that the Shares are not registered under the Securities Act of 1933 on the ground that the sale provided for in this Stock Warrant Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated in part on the Warrant Holder's representations set forth herein. In the absence of an effective registration statement covering the Shares, the Warrant Holder will sell, transfer or otherwise dispose of the Shares only pursuant to an exemption from the requirements for registration under the Securities Act of 1933. The Warrant Holder also acknowledges and agrees that the resale of shares issuable upon exercise of the Warrant is subject to the terms and conditions of a Registration Rights Agreement dated as of the date hereof.

     7.      NO  DILUTION  OR  IMPAIRMENT.  The  Company  shall  not  amend  its
            -----------------------------
Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary in order to protect the exercise rights of the holder against improper dilution or other impairment.

     8.     AMENDMENT.  Neither  this Agreement nor the rights granted hereunder
            ---------
may be amended, changed or waived except in writing signed by each party hereto.

     9.     NOTICE.  The  address of record for Warrant Holder maintained by the
            ------
Company for all purposes of this Warrant Agreement and the Shares shall be that address set forth beneath Warrant Holder's signature on the Subscription Agreement. Warrant Holder may change his address of record only by notifying the Company in the manner prescribed herein. All notices, requests, and other communications required or permitted to be given or delivered hereunder to either party must be in writing, and shall be personally delivered, sent by certified or registered mail, postage prepaid or by overnight courier such as Fedex to such party at the address of record. Any notice under this Agreement or with respect to the Shares shall be deemed to have been sufficiently given or served and effective for all purposes when deposited with the United States Postal Service or overnight courier.

     IN WITNESS WHEREOF, the Company has executed and the holder has accepted this Stock Warrant Agreement as of the date and year first above written.

                                             EBANK.COM,  INC.


                                             By:________________________________
                                                    Chief  Executive  Officer
(CORPORATE  SEAL)
                                             Attest:____________________________
                                                    Secretary


                                             WARRANT  HOLDER:

                                             By:________________________________
                                                    Signature

                                             ___________________________________
                                                    Print  Name

                            Schedule to Exhibit 99.4
                            ------------------------

Between October 2000 and June 2001, a total of 115 investors purchasing "capital units" consisting of Series A Preferred and Original Warrants in the first private offering of such securities entered into stock warrant agreements in the form of this Exhibit 99.4 to purchase an aggregate of 1,000,000 shares of Common Stock with an exercise price of $3.50 per share and a termination date on the earlier of five years from the date of their issuance or 30 days after the Company notifies the holder that the closing price of the Company's Common Stock has equaled or exceeded $5.00 per share for 20 consecutive days.

In June 2001 and on January 28, 2002, a total of 10 investors purchasing "capital units" consisting of Series A Preferred and Original Warrants in the second and third private offerings of such securities entered into stock warrant agreements in the form of this Exhibit 99.4 to purchase an aggregate of 215,000 shares of Common Stock with an exercise price of $4.00 per share and a termination date on the earlier of five years from the date of their issuance or 30 days after the Company notifies the holder that the closing price of the Company's Common Stock has equaled or exceeded $5.50 per share for 20 consecutive days.